Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”) made and entered into as of the 30th day of July, 2021, by and among Imran Khan (“Khan”), with an email of [*****], and Aleph Group, Inc, a Cayman company (“Aleph”), with an email of [*****] (and copy to [*****] ).

W I T N E S S E T H:

WHEREAS, Aleph is the sole equity owner of IMS Internet Media Services, Inc., a Florida corporation (“IMS”), d/b/a Aleph Holding, as a result of certain restructuring as of July 30, 2021;

WHEREAS, IMS and Khan acknowledge that Khan began providing services on June 1, 2021, but the parties’ entry into this Agreement was delayed due to the aforementioned restructuring;

WHEREAS, Aleph wishes to continue engaging the services of Khan as Chairman of its Aleph securities investment strategic development group, or in such other capacity as Aleph and Khan may determine, and Khan desires to continue working with Aleph, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              RECITALS. The above recitals are true and correct and incorporated herein by this reference.

2.	TERM; DUTIES/RESPONSIBILITIES.

(a)           From June 1, 2021 through June 1, 2024 (the “Term”), Khan shall be engaged by Aleph, at which time the Term shall end unless the parties extend or renew this Agreement prior to the expiration of the Term, subject to earlier termination under Paragraph 6 hereof; provided however, the Term may be extended to the Loan Extension Date under Paragraph 3(a)(vii) hereof.

(b)           Khan shall provide the following services to Aleph: (a) advise management on strategic business direction, (b) advise on managing partnership with various stakeholders, (c) engage in strategic investment discussions, and (d) participate in calls and discussions with financial markets and potential investors, for an average of eight hours per week for the first six months of the Term (unless additional hours may be necessary which shall be included hereunder) at which time the parties will re-evaluate the time required of Khan. Khan shall report to [*****], the CEO of Aleph (“[*****]”). The precise scope of Khan’s services may be modified by Aleph from time to time, at the sole discretion of [*****] Khan agrees that throughout the Term hereof he will devote his skill and attention to his duties hereunder, and that he will faithfully and to the best of his ability perform his duties hereunder and use his best efforts to promote the interests of Aleph (including IMS).

(c)           Khan shall not serve in any director or officer position in Aleph or in any of its subsidiaries unless he shall be specifically elected to any such position. Khan may not bind IMS or Aleph or execute any documentation on behalf of IMS or Aleph. Khan shall be entitled to reimbursement of reasonable business expenses only if pre-approved in writing by [*****]

3.              KHAN PARTICIPATION. As compensation for the above-referenced services, Khan shall receive the following:

(a)           Khan shall receive the following equity participation in Aleph:

(i)            0.75% equity interest in the issued and outstanding capital stock of Aleph (the “Equity Interest”), subject to clause (ii) below. Khan shall not be entitled to any equity interest in IMS or any IMS subsidiary. Following Khan’s receipt of his Equity Interest in accordance with clause (ii) below, Khan’s Equity Interest shall thereupon be subject to dilution along with the other shareholders of Aleph. Khan’s Equity Interest percentage and resulting restricted stock shall be subject to possible change as set forth in this clause (a) or in the Shareholders’ Agreement (as defined below). Khan shall execute a joinder to the Shareholders’ Agreement as a pre-condition to receiving or having any interest in any capital stock of Aleph.

(ii)            Khan’s Equity Interest shall be in the form of restricted capital stock of Aleph (as fully paid and non-assessable) earned, vested, and payable to him in two installments as follows: (1) one-half of the Equity Interest (being 0.375% equity of Aleph to be represented by newly-issued restricted capital shares of Aleph) on December 1, 2022, and (2) one-half of the Equity Interest (being another 0.375% equity of Aleph to be represented by newly-issued restricted capital shares of Aleph) on June 1, 2024. Khan shall be entitled to each restricted stock installment on each of the above-indicated dates unless the Term ends prior to June 1, 2024, (y) by Khan terminating this Agreement pursuant to Paragraph 6(c)(iii), then he shall not be entitled to any restricted stock of Aleph still to be due to him (but he, or his estate, shall retain any prior restricted stock already vested and given to him under clause (1) above if applicable), or (z) by Aleph terminating this Agreement for reasons other than Khan’s breach, as defined in Paragraph 6(a), in which case Khan shall be entitled to restricted capital stock as follows: (A) if the termination date is on or before June 1, 2022, then Khan shall receive 2/3 of the first restricted stock installment under clause (1) above (being 0.25% equity of Aleph to be represented by newly-issued restricted capital shares of Aleph), or if the termination date is after June 1, 2022, but before December 1, 2022, then Khan shall receive a pro-rata percentage (based on the number of months of service provided prior to the termination date) of the first restricted stock installment under clause (1) above, or if termination is after December 1, 2022 but before June 1, 2024 then Khan shall receive a pro-rata percentage (based on the number of months during such 18-month period up to and including the termination date) of the second restricted stock installment under clause (2) above. Any restricted stock not fully vested, issued, and paid to Khan under this clause (ii) shall lapse and be null and void. All restricted capital stock to be issued to Khan shall be free and clear of encumbrances and liens, but subject to the Shareholders’ Agreement of Aleph, as may be amended from time to time (the “Shareholders’ Agreement”).

(iii)            A “Liquidity Event” shall occur if during the Term, Aleph shall become a public company with its capital stock trading on an exchange (a “Public Offering”). In such case, Khan’s not yet earned, vested, and payable Equity Interest shall accelerate and fully vest prior to the Public Offering, but Khan shall be restricted from selling his Equity Interest until such time as it is permissible to sell under applicable federal securities laws and underwriting agreements.

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(v)            Khan, upon becoming an Aleph shareholder, may cash out of some or all of his Equity Interest, pro-rata to the other Aleph shareholders (including tag-along/drag-along provisions if applicable), out of the closing proceeds upon the closing of a Liquidity Event, consistent with applicable Public Offering documentation relevant to all shareholders.

(vi)            The shareholders of Aleph shall appropriately as to be agreed dilute their equity interests on a pro-rata basis at the relevant time(s) based on the calculations set forth in clause (ii) above to accommodate and recognize Khan’s vested and issued Equity Interest.

(vii)            If Khan is subject to federal income tax on his restricted capital stock vesting and being issued to him based on either or both of the 2 above installment dates under clause (ii)(1) and/or (2) above, then upon Khan presenting supporting documentation to Aleph of his federal tax liability solely relating to each such vesting and issuance, Aleph, if satisfied with such documentation, shall cause itself or IMS (or any IMS subsidiary), as applicable, to loan him the amount of such federal tax liability and his restricted stock shall be pledged to or as directed by Aleph as security for the repayment, in accordance with such loan documentation as shall be agreed to in advance between the parties at the relevant time(s). The loan(s) shall accrue interest at 2% per annum from the date(s) of any such advance(s) until such loan proceeds shall be paid in full, and such loan amount(s) shall be repaid at any time from Khan cashing out from any Liquidity Event, and/or from any dividends he may receive, but no later than full repayment with interest by June 1, 2025 (the “Loan Extension Date”) by him personally, if there is no earlier Liquidity Event in which Khan cashes out or receives dividend payment(s) subject to earlier termination and accelerated repayment of the loan due to any default or termination under any provision of Paragraph 6. In the event Khan does not repay the loan in full by the Loan Extension Date pursuant to the loan documentation then he shall lose a number of Aleph shares for the total loan amount, based on the LTM EBITDA for year 3 (ending at May 31, 2024) times 11 as the enterprise value, and any remaining Aleph shares, if applicable, shall be released to him but still subject the Shareholders’ Agreement.

(b)            There shall be no employer-employee, joint venture, or partnership relationship between the parties by virtue of this Agreement. Khan, as a non-employee, shall not be entitled to salary compensation or other payments, nor to participate in any benefits and benefit programs or plans which Aleph or IMS may establish from time to time during the Term hereof.

(c)            This Paragraph 3 shall survive any expiration or earlier termination of this Agreement.

4.              CONFIDENTIAL INFORMATION. Khan understands and agrees that all proprietary information relating to Aleph and IMS (including its subsidiaries and affiliates), shall be treated by Khan as confidential (the “Confidential Information”); therefore, Kahn has entered into and executed the Non-Disclosure and Confidentiality Agreement with IMS (the “NDA”) attached hereto as Exhibit “A” and made a part hereof by this reference as if set forth verbatim herein. The parties agree that the provisions of the NDA shall apply to Khan with Aleph in addition to IMS thereunder. Any breach by Khan of the covenants in this Paragraph 4 or the NDA will cause irreparable injury and incalculable damage to Aleph and/or IMS, and Aleph and/or IMS shall be entitled to apply for injunctive relief for same in any court of competent jurisdiction in addition to all other remedies which may be available to it on a cumulative basis at law and/or in equity. This Paragraph 4 shall survive any expiration or earlier termination of this Agreement.

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5.             NOTICES. Any notice or other communication required or desired to be given shall be in writing and shall be sent by certified mail, return receipt requested; and each such notice shall be deemed given upon deposit in any depository therefor maintained by the United States. Notice may also be given by hand delivery/courier delivery, by email, or by facsimile, to the appropriate addresses for Aleph and Khan as set forth at the outset of this Agreement or on file with the parties, which any party may change as to such party upon 10 days’ prior notice to the other party. Neither party shall frustrate receipt of any notice.

6.             BREACH, DEFAULT, AND TERMINATION.

(a)            Any of the following events shall constitute a breach of this Agreement by either party:

(i)            An affirmative act of insolvency or the filing of a petition under any bankruptcy reorganization, insolvency, or any law for the relief of, or relating to debt, or the appointment of a receiver or trustee to take possession of any property of such party; or

(ii)            A breach of any representation or warranty, or non-fulfillment of any covenant or obligation by such party.

(b)            Upon any breach by either party of this Agreement, the non-breaching party shall give the breaching party notice of such breach pursuant to the notice provisions of Paragraph 5 hereof and the non-breaching party shall have five business days once notice has been so given thereunder to cure such breach and if not cured (or be diligently attempting such cure) within such period of time, the non-breaching party shall have the right to declare this Agreement in default and immediately terminate this Agreement upon notice to the breaching party pursuant to said notice provisions. Upon such default, the non-breaching party shall be entitled to pursue whatever remedies may be available to it/him on a cumulative basis at law and/or in equity.

(c)            This Agreement may be terminated: (i) upon the death or permanent disability of Khan, (ii) upon mutual agreement of the parties, (iii) by either party without cause upon 30 days’ prior written notice to the other party, or (iv) upon default by either party of this Agreement pursuant to Paragraph 6(b). Upon any termination, all sums or other interests, including Equity Interests or loans, which shall otherwise be due to either party shall be promptly paid, and all Confidential Information shall be returned to or as directed by Aleph.

7.             INDEMNIFICATION. Aleph shall indemnify Khan (whether through its insurance or otherwise) in connection with him acting as Chairman of Aleph or in any other capacity under this Agreement to be effective as of June 1, 2021 pursuant to the Indemnification Agreement attached hereto as Exhibit “B” and made a part hereof by this reference as if set forth verbatim herein. This Paragraph 7 shall survive any expiration or earlier termination of this Agreement.

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8.             MISCELLANEOUS PROVISIONS. This Agreement embodies the entire understanding and agreement of the parties hereto in relation to the subject matter hereof, and no promise, condition, representation, or warranty, express or implied, not herein set forth shall bind any party hereto. None of the terms and conditions of this Agreement may be changed, modified, waived, or cancelled orally or otherwise except in a writing signed by the parties hereto, specifying such change, modification, waiver, or cancellation. A waiver at any time of compliance with any of the terms or conditions of this Agreement shall not be considered a modification, cancellation, or waiver of such terms and conditions of any preceding or succeeding breach thereof unless expressly so stated. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, legal representatives, successors, and permitted assigns. This Agreement shall not be assigned by Khan as it is personal between him and Aleph but may be assigned by Aleph to an affiliate if applicable. There shall be no third-party beneficiaries to this Agreement. The invalidity or unenforceability of any particular provision of this Agreement or portions thereof shall not affect the other provisions or portions thereof, and this Agreement shall be construed in all respects as if any such invalid or unenforceable provisions or portions thereof were omitted. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement. This Agreement shall be governed by and construed under the internal laws of the State of Florida without regard to any conflicts of law principles thereof. In the event of a dispute arising out of, or any action is brought to enforce, this Agreement which shall result in litigation, the prevailing party in such litigation shall be entitled to promptly receive reimbursement of its or his reasonable legal fees, costs, and expenses from the other party, at trial and through any applicable appeal, and venue for such litigation shall be the state or federal courts located in Miami-Dade County, Florida, which by this reference the parties hereto irrevocably and unconditionally agree to submit to such venue. Each party, at no additional cost to it or him, shall, upon the reasonable request of the other party, execute and deliver or cause to be executed and delivered such agreements, documents, certificates, and instruments and perform such other acts as may be necessary or desirable in order to fully effectuate the purposes, terms and conditions of this Agreement, whether at or after the date hereof. Each party hereto has the authority and capacity to enter into, deliver, and perform under this Agreement. All headings in this Agreement are only for convenience and do not interpret this Agreement. Both parties shall be deemed to have drafted this Agreement and any ambiguities shall not be construed against either party as a drafter. This Paragraph 8, and any other provisions hereof which by their nature should survive, shall survive expiration or any earlier termination of this Agreement.

[Signature Page Next Following]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Aleph Group, Inc

By:	[*****]
[*****] CEO

[*****]
[*****]

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